THIS  PRIVATE PLACEMENT AGREEMENT made this        day of                  , 200 _

BETWEEN:

BONTAN CORPORATION INC.

(herein called  “BONTAN” )

OF THE FIRST PART

- and -

(herein called "Private Placee")

OF THE SECOND PART

WHEREAS   BONTAN is a reporting issuer in the Province of Ontario;

AND WHEREAS BONTAN wishes to make a private placement of 7,143,000 units, each unit comprised of one (1) BONTAN common share and one BONTAN share purchase warrant, each such whole warrant entitling the Private Placee to purchase one (1) further BONTAN common share at a price of $1.00 US Funds until 5:00 p.m. Toronto time on the date which is twenty Four (24) months from the closing date;

AND WHEREAS the Private Placee has informed itself as to BONTAN's state of affairs and its assets and wishes to make a private placement investment in BONTAN securities by acquiring ____________________ units of BONTAN;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and for other good and valuable consideration and the payment of ten dollars ($10.00) by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree each with the other as follows:

A.  SUBSCRIPTION

1    The recitals set out above shall form an integral part of this Agreement.

2.  The Private Placee hereby subscribes for and agrees to purchase from BONTAN the following:

__________________ units (the "Purchased Units") of BONTAN.  The price of the Purchased Units is $0.35 US Funds each or _________________ US in the aggregate (the "Purchase Price").

Each unit is comprised of one (1) BONTAN common share and one BONTAN share purchase warrant, each such whole warrant entitling the Private Placee to purchase one (1) further BONTAN common share at the price of $1.00 US Funds until 5:00 p.m. Toronto time on the date which is twenty four (24) months from the closing date.

The Private Placee's warrants shall be non-transferable by it except in accordance with the provisions of the securities legislation of the jurisdiction in which such transfer takes place, and shall expire and be of no value if unexercised by the time prescribed. The warrants shall be in the form of the draft Share Purchase Warrants certificate annexed hereto as Schedule "A", and forming a part hereof.

3.

The Private Placee shall pay the Purchased Price to BONTAN on or before the earlier of the date of full subscription of the private placement and May 26, 2004 (CLOSING DATE). Payment shall be made by a wire transfer to BONTAN at the following address:

Bontan Corporation Inc.

Bank of Montreal, Main Branch Toronto, First Canadian Place, Toronto ON M5X 1A3  Canada

Account # 4658-156, bank code 001, Branch code 00022

Bank Phone # 416-867-5050

Or by a certified cheque to be delivered to the BONTAN’s corporate office at 47 Avenue Road, Suite 200, Toronto, Ontario M5R 2G3, Canada.

The date of receipt of the full amount of the Purchase Price shall be deemed to be the closing date (the "Closing Date") of this transaction. The time of closing (the "Time of Closing") shall be deemed to be 4:00 p.m. on the Closing Date. The Purchased Units shall be deemed acquired as of the Time of Closing.

4.

The parties hereto acknowledge and agree that the Purchased Units are not qualified for sale in Canada (or any province thereof) or the United States of America ("USA") and may not be offered or sold, directly or indirectly, in Canada (or any province thereof) or the USA or to a Canadian or USA resident.

B.  PRIVATE PLACEES’ ACKNOWLEDGEMENTS AND AGREEMENTS

The Private Placee understands, acknowledges and agrees that:

1.       This subscription may be accepted or rejected in whole or in part by BONTAN, in its sole discretion.

2.       Except as provided under applicable securities laws, this subscription is and shall be irrevocable except that (i) the Private Placee's execution and delivery of this Subscription Agreement will not constitute an agreement between BONTAN and the Private Placee until this Subscription Agreement is accepted on behalf of BONTAN and, if not so accepted, the Private Placee's subscription and obligations hereunder will terminate and (ii) the Private Placee can, at any time prior to acceptance of this Subscription Agreement, request in writing that he or it be released from his or its obligations hereunder  (and BONTAN may, but need not, in its discretion, elect to release the Private Placee from his or its subscription and from such obligations).

THE COMMON SHARES, THE WARRANT, AND THE WARRANT SHARES HAVE NOT BEEN RECOMMENDED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR PROVINCIAL SECURITIES COMMISSION

OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

3.       Because Purchased Units, and the Warrant Shares will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, the Private Placee is aware that any resale inconsistent with the Securities Act may create liability on his or its part and/or the part of BONTAN, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer Purchased Units and the Warrant Shares except in compliance with the Securities Act and applicable state securities laws. The Private Placee is also aware that any resale inconsistent with applicable securities laws in the province of Ontario ("Canadian Securities Laws") may create liability on his or its part and/or the part of BONTAN, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer the Purchased Units, and the Warrant Shares except in compliance with Canadian Securities Laws.

4.       Unless permitted under Canadian Securities legislation, the Private Placee shall not trade the Purchased Units in the Province of Ontario before the date that is four months and one day after the Closing Date.

5.       Each certificate representing the Purchased Units and the Warrant Shares will bear a legend to the following effect:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BONTAN THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO BONTAN, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES AND THE COMMON SHARES ISSUABLE UPON THE EXERCISE OR CONVERSION THEREOF SHALL NOT TRADE THE SECURITIES IN THE PROVINCE OF ONTARIO BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE”

provided that, if any such Purchased Units, and the Warrant Shares are being sold under Rule 144 under the Securities Act, the legend may be removed by delivery to Equity Transfer Services Inc. of an opinion of counsel, of recognized standing reasonably satisfactory to BONTAN, to the effect that such legend is no longer required under applicable requirements of the Securities Act or state securities laws.

6.       Provided that nothing herein shall limit the rights of BONTAN and the Private Placee to register the Purchased Units, the Private Placee acknowledges that neither BONTAN nor any other representative on behalf of BONTAN has made any representations with respect to registration under the Securities Act or qualification under Canadian Securities Laws of Purchased Units that no such registration is contemplated, that there can be no assurance that there will be any market for the Purchased Units in the United States in the foreseeable future or any liquid market for four months, and that, as a result, the Private Placee may be required to bear the economic risk of his or its investment for an indefinite period of time under the Securities Act, or a period of four months and one day under the Canadian Securities Laws.

C.       BONTAN WARRANTIES AND REPRESENTATIONS

BONTAN hereby represents and warrants to the Private Placee as follows and acknowledges that the Private Placee is relying upon the following representations and warranties in connection with its subscription for the Purchased Units:

1.       BONTAN is a corporation duly organized and validly existing under the laws of the Province of Ontario, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease or operate its property and assets and to enter into, execute, deliver and perform its obligations under this Agreement. BONTAN is conducting business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on, and all licenses, registrations and qualifications of BONTAN are valid, subsisting and in good standing, except in respect of matters that do not and would not reasonably be expected to have a Material Adverse Effect on BONTAN, and except for a failure to be so qualified or the absence of any such license, registration or qualification which does not and would not reasonably be expected to have a Material Adverse Effect on BONTAN;

"Material Adverse Effect" means a material adverse effect on the business, operation, results of operations, assets, liabilities or financial condition of BONTAN and the subsidiaries of BONTAN taken as a whole;

2.       (i) The execution and delivery of this Agreement by BONTAN and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of BONTAN or its Directors is required (ii) this Agreement has been duly executed and delivered by BONTAN and is a valid and binding obligation of BONTAN enforceable against BONTAN in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application;

3.       Each of BONTAN's subsidiaries is a wholly-owned subsidiary corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease or operate its property and assets, except for the failure to be so qualified that does not and would not reasonably be expected to have a Material Adverse Effect on BONTAN.

4.       As of the date hereof, the authorized capital of BONTAN consists of an unlimited number of Common Shares;

5.       BONTAN is a "reporting issuer" not in default, in the Province of Ontario, and a “reporting foreign issuer” not in default, in the USA.

6.       The issued and outstanding common shares of BONTAN are listed and posted for trading on Over The Counter Bulletin Board of NASDAQ (OTCBB) and no order ceasing or suspending trading in any securities of BONTAN or prohibiting the sale of the Purchased Units or the trading of any of BONTAN's issued securities has been issued;

7.       All necessary corporate action has been taken by and on behalf of BONTAN to authorize the creation, issuance and sale of the Purchased Units and upon receipt of the purchase price therefore, such securities shall be issued as fully paid and non-assessable securities of BONTAN; and

8.       Neither BONTAN nor any of its subsidiaries has committed an act of bankruptcy or sought protection from its creditors from any court or pursuant to any legislation, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, as the case may be, taken any proceeding to have a receiver appointed of any part of its assets, had any encumbrance or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any portion of its property or had any petition for a receiving order in bankruptcy filed against it.

D.       PRIVATE PLACEE'S REPRESENTATIONS AND WARRANTIES

The Private Placee hereby represents and warrants to BONTAN as follows:

1.       (i) The Private Placee has all requisite corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Purchased Units, the Warrant Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Private Placee, enforceable against the Private Placee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

2.       The Private Placee is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and/or Rule 45-501 of the Ontario Securities Commission. The Private Placee is aware of BONTAN's business affairs and financial condition and has had access to and has acquired sufficient information about BONTAN to reach an informed and knowledgeable decision to acquire Purchased Units, and the Warrant Shares. Private Placee has such business and financial experience as is required to permit it to protect his or its own interests in connection with the purchase of Purchased Units, and the Warrant Shares. The Private Placee's financial condition is such that it is able to bear the risk of holding Purchased Units, the Warrant Shares for an indefinite period of time and the risk of loss of his or its entire investment.

3.       The Private Placee is purchasing the Purchased Units, and the Warrant Shares for his or its own account as principal, for investment purposes only, and not with a present view to, or for, the resale distribution thereof, in whole or in part, within the meaning of the Securities Act or any state or provincial securities laws. The Private Placee understands that its acquisition of Purchased Units, and the Warrant Shares has not been registered under the Securities Act or registered or qualified under any state or provincial law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Private Placee's investment intent as expressed herein. Except as contemplated by this Agreement, the Private Placee has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Purchased Units, or the Warrant Shares. The Private Placee represents that it has not been organized, reorganized or recapitulated specifically for the purpose of investing in the Purchased Units. The Private Placee will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of Purchased Units, or the Warrant Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder and applicable state securities laws.

6.       The Private Placee is aware that the purchase of the Purchased Units, and the Warrant Shares may have tax consequences both in Canada and the United States.

7.       The foregoing representations and warranties are true as of the date of this Agreement and shall be true as of the final date that BONTAN issues and sells the Purchased Units to the Private Placee and the date BONTAN issues the Warrant Shares.  If such representations and warranties shall not be true in any respect prior to any such date, the Private Placee will give prompt written notice of such fact to BONTAN.

E.       CONDITIONS TO CLOSING

BONTAN's obligation to sell and issue the Purchased Units at the Closing is at the option of BONTAN, subject to the fulfillment or waiver of the following conditions:

1.       The representations made by the Private Placee and BONTAN herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of each such date.

2.       All covenants, agreements and conditions contained in this Agreement to be performed by the Private Placee on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.       All necessary regulatory approvals shall have been obtained by BONTAN.

4.       No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5.       The sale of Purchased Units by BONTAN shall not be prohibited by any law or governmental order or regulation and shall not require any additional consent or approval other that the ones obtained by BONTAN.

6.       The issue and sale of the Purchased Units is exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws.

7.       The delivery of a share certificate representing the Common Shares and the Warrant or at the Initial Closing.

F.       MISCELLANEOUS

1.       The terms of this Agreement may be waived or amended with the written consent of BONTAN and the Private Placee.

2.       This Agreement shall be governed in all respects by and construed in accordance with the laws of the Province of Ontario without any regard to conflicts of laws principles.

3.

BONTAN will use its best efforts to effect, as expeditiously as possible, the required registration of shares and warrants covered by the Units being sold under this private placement, under the Securities Acts to enable the Private Placee to hold them or dispose them of as freely tradable securities.

4.       The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by BONTAN or the Private Placee and the Closing.

5.       The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, the Private Placee shall not assign this Agreement or its rights hereunder without the prior written consent of BONTAN.

6.       This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

7.       All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States or Canadian mail addressed to BONTAN or the Private Placee, as the case may be, at their respective addresses set forth in subsection 13 or at such other address as BONTAN or the Private Placee shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States or Canadian mail seven days after such notice or communication shall have been deposited in the United States or Canadian mail.

8.       If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.       This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.      Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.      BONTAN and the Private Placee shall each bear its own costs and expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

12.      Except as otherwise specified, all references to "dollars" or "$" in this Agreement (including the Exhibits attached hereto) shall be deemed to refer to United States dollars.

13.

a)

Name and Address of Private Placee

Name:____________________________________

Address:

__________________________________

__________________________________

__________________________________

__________________________________

Attention: _______________________________

Phone No.:_______________________________

Contact: ________________________________

 Phone:   _________________________________

b)

In the event that the Private Placee is contracting hereunder on behalf of one or more disclosed principals, the name and address of each such disclosed principal is set forth below (if space is insufficient, attach a list):

Name:  ______________________________   Name:  __________________________

Address:  ____________________________    Address: _________________________

                                ______________________________

___________________________

c)

Registration of the certificates representing the common shares and warrants being acquired pursuant to this agreement should be made as follows (if space is insufficient, attach a list):

Registration

(Account reference: if applicable)

Name:____________________________

Address:__________________________

________________________

              __________________________(Contact Name)

__________________________

     ________________________

(Phone No.)

d)

The certificate representing the common shares and warrants being acquired pursuant to this agreement should:

be mailed to the registered holder at the address set forth in (C) above; or

be made available to be picked up at the principal office of BONTAN in Toronto, Ontario,' or be mailed to the following person at the following address:

Contact:___________________________________________

Address:__________________________________________

__________________________________________

Please check one box, failing which such certificates will be mailed to the registered holder as described above.

14.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate effective as of the date first above written.

SIGNED, SEALED AND DELIVERED        )

)

BONTAN CORPORATION INC.

        ) Per:

)

                                                           )     ___________________________

    Terence Robinson, Director CEO

)

         )  Per:

)

)     ___________________________

( Name of the Private Placee)

BONTAN CORPORATION  INC.

- and -

        _____________________________

PRIVATE PLACEMENT AGREEMENT

_________________ UNITS

Certificate No.: _______

2

Endnotes

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